Exhibit 10.21

DEBENTURE PURCHASE AGREEMENT

3D SYSTEMS CORPORATION

DATED AS OF DECEMBER 19, 2001

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ARTICLE VIII. INDEMNIFICATION		13
8.1.	Indemnification by the Company	13
8.2.	Expenses	13

ARTICLE IX. MISCELLANEOUS		13
9.1.	Governing Law	13
9.2.	RESERVED	14
9.3.	Costs and Expenses	14
9.4.	Amendments; Consents	14
9.5.	Survival of Representations and Warranties	14
9.6.	Legends	14
9.7.	Notices	14
9.8.	Severability	15
9.9.	Successors and Assigns	15
9.10.	Waiver of Jury Trial	15
9.11.	Assignments	16
9.12.	Further Assurances	16
9.13.	Entire Agreement	16
9.14.	Interpretation	16
9.15.	Counterparts; Facsimile Signatures	16
	SCHEDULE I	1
	SCHEDULE II	1
	EXHIBIT A DEFINITIONS	1
	EXHIBIT B [Form of Debenture]	1
	EXHIBIT C 3D SYSTEMS CORPORATION CONVERSION NOTICE	1

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DEBENTURE PURCHASE AGREEMENT

THIS DEBENTURE PURCHASE AGREEMENT (this “Agreement”) is dated as of December 19, 2001 among 3D Systems Corporation, a Delaware corporation (the “Company”), and each purchaser listed on Schedule I hereto (collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase and acquire from the Company, an aggregate principal amount of up to $10,000,000 of convertible subordinated debentures (the “Debentures”).

Terms used and not defined herein shall have the meanings given them in Exhibit A attached hereto.

NOW THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter, the Company and the Purchasers hereby agree as follows:

ARTICLE I.

PURCHASE AND SALE OF DEBENTURES

1.1. Purchase and Sale of Debentures.

The Company agrees to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, agrees to purchase and acquire from the Company, the principal amount of Debentures set forth opposite such Purchaser’s name on Schedule I, for the consideration set forth on Schedule I.

1.2. Closing.

The closing (the “Closing”) of the purchase and sale (the “Purchase”) of Debentures shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 2029 Century Park East, 24th Floor, Los Angeles, California 90067, or by transmission by facsimile and overnight courier, immediately following the execution hereof, or on such later date or at such different location as the parties shall agree (the “Closing Date”).

ARTICLE II.

AMOUNT AND TERMS OF NOTES; PAYMENTS

2.1. Debentures. The Debentures shall be in the form attached hereto as Exhibit B and shall have a maturity and accrue interest as set forth therein, which interest shall be payable in the manner set forth therein.

2.2. Redemption.

a. Optional Redemption. The Debentures will not be redeemable at the option of the Company prior to the third anniversary of the Closing Date. At any time or in part from time to time after the third anniversary of the Closing Date, the Debentures may beredeemed at the option of the Company at a price equal to 107% of the then outstanding principal amount of the Debentures or the portion thereof then being redeemed (the “Redemption Price”) together with all accrued and unpaid interest and other amounts due in respect thereof to the Redemption Date (as defined below); provided, however, that the Company may not redeem the Debentures: (i) if the Company is in default of the Existing Bank Debt; (ii) if redemption of the Debentures would result in the Company being in violation of any of its covenants under the Existing Bank Debt; or (iii) without prior written consent from U.S. Bank.

b. Mechanics of Redemption. The Company shall exercise its right to redeem by delivering written notice by facsimile and overnight courier (“Notice of Company Redemption”) to each Holder (the first full Business Day following such notice being referred to herein as the “Redemption Notice Date”). Such Notice of Company Redemption shall indicate (A) the maximum, if any, aggregate dollar amount of Redemption Price which the Company will pay for such Redemption, (B) each Holder’s pro rata allocation of such maximum amount, (C) the Redemption Price, (D) confirm the date (“Redemption Date”) the Company shall effect the Redemption, which date shall be not less than ten (10) Business Days and not more than sixty (60) calendar days after the Redemption Notice Date, (E) confirm that the Holder will have the right to convert such Holders Debentures until the close of business on the fifth day (or if such day is not a Business Day, the next succeeding Business Day) preceding the related Redemption Date. If the Company elects not to redeem all the Debentures outstanding, the Company shall allocate for redemption from each Holder an amount of the Redemption Price equal to such Holder’s pro rata amount (based on the principal amount of the Debenture held by such Holder on the date of the Notice of Company Redemption relative to the total principal of the Debentures outstanding on such date).

c. Payment of Redemption Price. The Company shall pay the applicable Redemption Price to the Holder of the Debentures being redeemed in cash on the Redemption Date.

d. Mandatory Redemption. If there shall occur a Change of Control with respect to the Company, then a Holder shall have the right, at such Holder’s option, exercised in accordance with this Section 2.2, to require the Company to purchase the Debenture in whole but not in part, on the Holder Redemption Date at the Redemption Price. The Company shall provide notice to each Holder within ten (10) Business Days of learning of the occurrence of a Change of Control (a “Change of Control Notice Date”). The notice shall provide (A) the Holder Redemption Date in respect of such Change of Control, (B) the Redemption Price, (C) that payment will be made upon presentation and surrender of the Debentures to be redeemed, (D) that the Holder will have the right to convert such Holder’s Debentures until the close of business on the fifth day (or if such day is not a Business Day, the next succeeding Business Day) preceding the related Holder Redemption Date, and such other information as the Company shall deem advisable. Each Holder desiring to exercise the option for redemption set forth in this Section 2.2 shall, as a condition to such redemption, on or before the close of business on the fifth Business Day prior to the Holder Redemption Date, surrender the Debenture to be redeemed, in whole but not in part, together with the Redemption Notice hereon duly executed at the place or places specified in the Redemption Notice. In connection with any repurchase of Debentures pursuant to this Section 2.2, the Company will comply with any applicable rules and regulations promulgated by the Securities and Exchange Commission (the “Commission”) and nothing herein, including the time periods in which redemption is to occur, shall require the Company to take action which violates such applicable rules and regulations.

2.3 Conversion.

a. Right of Holders to Convert Debentures into Common Stock. Subject to and upon compliance with the provisions of this Section 2.3, all or any portion of the principal amount of the Debentures (and any accrued but unpaid interest thereon), at any time from the date hereof to the close of business on the earlier of (i) the Maturity Date or (ii) the close of business on the fifth day (or if such day is not a Business Day, the next succeeding Business Day) preceding the Redemption Date or Holder Redemption Date, as applicable, may be converted into duly authorized, validly issued, fully-paid and nonassesable shares of Common Stock of the Company at a conversion price per share equal to $12.00 (the “Conversion Price”), or, in the event that any adjustment in the Conversion Price or the securities or other property issuable upon conversion has taken place pursuant to Section 2.4, then at the applicable Conversion Price and into such securities or other property as so adjusted, upon surrender of the Debentures, the principal amount of which is so to be converted, to the Company at any time during usual business hours at the Company’s offices, accompanied by a written notice of election to convert as provided in the form attached hereto as Exhibit C. In order for such written notice to be effective (a “Notice of Conversion”), such notice must (i) state that the Holder irrevocably elects to make such conversion, (ii) specify the principal amount of the Debenture to be converted, and (iii) include the name or names (with address and social security number or other taxpayer identification number, as applicable) in which the certificates of Common Stock are to be issued (and, if different than the Holder, accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to the Company).

b. Issuance of Shares Upon Conversion. As soon as practicable after delivery of a Notice of Conversion and the surrender of the Debentures for conversion, the Company shall deliver or cause to be delivered to, or upon the written order of, the Holder of the Debentures a certificate or certificates representing the number of duly authorized, validly issued, fully-paid and nonassesable shares of Common Stock, into which the Debentures (together with any other Debentures of such Holder being converted) may be converted in accordance with the provisions of this Section 2.3. Such conversion shall be deemed to have been made at the time and on the date the Notice of Conversion is delivered to the Company (the “Conversion Date”) and the rights of the Holder of such Debentures as a Holder (subject to the Company’s satisfaction of its obligations hereunder with respect to such conversion) shall cease at such time with respect to the Debentures being converted; the Person or Persons entitled to receive the shares of Common Stock upon conversion of such Debentures shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time and such conversion shall be at the Conversion Price in effect at such time. In the case of any Debenture which is converted in part only, upon such conversion the Company shall execute and deliver to the

Holder thereof, as requested by such Holder, a new Debenture in aggregate principal amount equal to the unconverted portion of such Debenture.

c. Fractions of Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Debenture or Debentures (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Per Share Market Price of Common Stock on the close of business on the day of conversion.

2.4 Adjustments to Conversion Price.

a. If the Company, at any time while the Debentures are outstanding, takes any of the actions described in this Section 2.4, then, in order to prevent dilution of the rights granted under the Debentures, at any time prior to the Maturity Date, the Conversion Price will be subject to adjustment from time to time as provided in this Section 2.4.

b. In case at any time the Company shall pay or make a stock dividend or other distribution on any class of capital stock of the Company in shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares of Common Stock constituting such dividend or other distribution, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination; and in the event that such dividend or other distribution is not made, or is made in part, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect (i) if such record date has not been fixed or (ii) based on the actual number of shares actually issued, as the case may be.

c. In the case at any time the Company shall (A) subdivide its outstanding shares of Common Stock into a greater number of shares, (B) combine its outstanding shares of Common Stock into smaller number of shares, or (C) issue by reclassification of its shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) any shares of capital stock, the Conversion Price in effect at the effective date of such subdivision, combination or reclassification shall be proportionally adjusted so that the Holder of any Debenture surrendered for conversion after such time shall be entitled to receive the aggregate number and kind of shares of Common Stock which, if such Debenture had been converted immediately prior to such time, the Holder would have owned upon such conversion and been entitled to receive upon such subdivision, combination or reclassification. Such adjustment shall become effective immediately after the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successfully whenever any event listed above shall occur.

d. In case at any time the Company shall fix a record date for the issuance of rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share less than the Current Market Price per share of Common Stock on such record date, the Conversion Price in effect at the opening of business on the day following such record date shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares of Common Stock (or its equivalent) which the aggregate of the offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price per share of Common Stock and the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares of Common Stock (or its equivalent) so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following such record date; provided, however, that no adjustment to the Conversion Price shall be made pursuant to this Section 2.4(e) if the Holders of Debentures receive, or are entitled to receive upon conversion or otherwise, the same rights, options, or warrants as are issued to the holders of Common Stock, on the same terms and conditions as such rights, options or warrants are so issued to the holders of Common Stock. Such reduction shall be made successfully whenever such record date is fixed; and in the event that such rights, options, or warrants are not so issued in part, or are issued but all or part of which would then be in effect (i) if such record date had not been fixed or (ii) based on the actual number of rights, options or warrants actually issued, as the case may be.

e. In case at any time the Company shall fix a record date for the making of a distribution, by d wividend or otherwise, to all holders of its shares of Common Stock, of evidences of its indebtedness or assets (including securities, but excluding (x) any dividend or distribution referred to in subsection (c) and any rights, options or warrants referred to in subsection (e), and (y) any dividend, return of capital or distribution paid in cash out of the retained earnings of the Company and regular quarterly dividends consistent with past practices), then in each such case the Conversion Price in effect after such record date shall be determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the total number of outstanding shares of Common Stock multiplied by the Current Market Price per share of Common Stock on such record date, less the fair market value (as determined by a resolution of the Board of Directors) of the portion of the assets or evidences of indebtedness so to be distributed, and of which the denominator shall be the total number of outstanding shares of Common Stock multiplied by the Current Market Price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed and shall become effective immediately after the record date for determination of stockholders entitled to receive the distribution; and in the event that such distribution is not so made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date has not been fixed.

2.5 Manner and Treatment of Payments.

a. Each payment to be made on the Debentures by the Company shall be made to the Purchasers, at such bank as the Purchasers may designate to the Company, in immediately available funds not later than 5:00 p.m., Eastern Time, on the day payment is due (which must be a Business Day). All payments received after 5:00 p.m., Eastern Time, on any Business Day, shall be deemed received on the next succeeding Business Day. All payments shall be made in lawful money of the United States of America.

b. Each payment or prepayment on account of the Debentures shall be applied, pro rata according to the principal amount outstanding of the Debenture, held by each Holder, in the following order of priority:

First, for fees and expenses under this Agreement and the Debentures;

Second, for interest due and payable on the Debentures;

Third, for interest accrued on the Debentures; and

Fourth, for payments of principal on the Debentures.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Purchaser as follows:

3.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to conduct its business as now conducted and as proposed to be conducted and to enter into and perform this Agreement and each other Transaction Document. The execution, delivery and performance by the Company of this Agreement and each other Transaction Document has been duly authorized by all necessary corporate action of the Company, its officers, directors and stockholders and this Agreement and each other Transaction Document has been duly executed and delivered by the Company. This Agreement and each other Transaction Document constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent any indemnification provisions may be limited by applicable federal or state securities laws.

3.2 Issuance of Debentures. The issuance, sale and delivery of the Debentures in accordance with this Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Debentures when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement will be duly and validly issued, fully paid and nonassessable.

3.3. Company Capitalization. The Company has an authorized capitalization consisting of: (i) 25,000,000 shares of common stock, $.001 par value, of which 13,124,486 shares of common stock are issued and outstanding and (ii) 5,000,000 shares of preferred stock, $.001 par value, of which no shares of preferred stock are issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable.

3.4. Conflicting Agreements and Other Matters. The execution, delivery and performance by the Company of this Agreement and compliance by the Company with the terms and provisions hereof and the issuance of the Debentures by the Company, does not violate in any material respect any provision of any law, rule or regulation, order, writ, judgment, decree, determination or award to which the Company is a party or by which the Company is bound, or conflict with or result in a breach of, the Certificate of Incorporation or bylaws of the Company.

3.5. Consents and Approvals. Assuming the correctness of the representations by the Purchasers in Article IV, no authorization, consent, approval, license, qualification or exemption from, nor any filing, declaration or registration with, any court, any federal or state governmental agency or regulatory authority or any securities exchange or any other person or entity, other than authorizations, consents, approvals, licenses or qualifications to do business in the states as a foreign corporation and required pursuant to state “blue sky” laws (collectively, “Approvals”) is required in connection with the execution, delivery or performance by the Company of this Agreement on or prior to the date hereof or the issuance of the Debentures (except such as have been obtained and are in full force and effect).

3.6. SEC Reports. Since January 1, 1998, as of their respective dates, the reports and statements filed by the Company with the Commission complied as to form in all material respects with the requirements applicable thereto and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Company included or incorporated by reference in such reports and statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the consolidated assets, liabilities and financial position of the Company as at the dates thereof and the consolidated results of operations and changes in financial position for the periods then ended, subject in the case of the unaudited interim financial statements, to normal, recurring year-end adjustments and any other adjustments described therein.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF PURCHASERS

Each of the Purchasers, severally and not jointly, hereby represents and warrants to the Company as follows:

4.1. Organization; Authority. If Purchaser is an entity, such Purchaser is an entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with the requisite power and authority, corporate or otherwise, to enter into and to consummate the transactions contemplated by this Agreement and each other Transaction Document. The purchase by such Purchaser of the Debentures hereunder has been duly authorized by all necessary action on the part of such Purchaser. This Agreement and each other Transaction Document constitutes the valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent any indemnification provisions may be limited by applicable federal or state securities laws. The execution, delivery and performance of the terms of this Agreement and each other Transaction Document and compliance by such Purchaser with the terms and provisions hereof and thereof does not violate in any material respect any provision of any law, rule or regulation, order, writ, judgment, decree, determination or award to which such Purchaser is a party or by which such Purchaser is bound.

If Purchaser is an individual, the execution, delivery and performance of the terms of this Agreement and each other Transaction Document has been duly authorized by all necessary action on behalf of such Purchaser, and this Agreement and each other Transaction Document has been duly executed and delivered by such Purchaser. This Agreement and each other Transaction Document constitutes the valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent any indemnification provisions may be limited by applicable federal or state securities laws. The execution, delivery and performance of the terms of this Agreement and each other Transaction Document and compliance by such Purchaser with the terms and provisions hereof and thereof does not materially violate any provision of any law, rule or regulation, order, writ, judgment, decree, determination or award to which the Purchaser is a party or by which such Purchaser is bound.

4.2. Investment Intent. Such Purchaser is acquiring the Debentures for its own account and not with a present view to or for distributing or reselling the Debentures or any part thereof or interest therein in violation of the Securities Act.

4.3. Accredited Investor. At the time such Purchaser was offered the Debentures and at the date hereof, (i) it was and is an “accredited investor” as defined in Rule 501 under the Securities Act and (ii) such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Debentures.

4.4. Disclosure of Information. Purchaser has received and reviewed all the information it considers necessary or appropriate for deciding whether to purchase the Debentures. Purchaser further represents that Purchaser is relying solely on Purchaser’s ownexpertise and that of Purchaser’s consultants, and not on any representation of the Company not expressly contained in this Agreement. Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Debentures and the business, properties, prospects and financial condition of the Company.

4.5. Reliance. Such Purchaser understands and acknowledges that (i) the Debentures are being offered and sold to such Purchaser without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act or Regulation D promulgated thereunder and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the representations set forth in this Article IV, and such Purchaser hereby consents to such reliance.

4.6. Principal Place of Business. Such Purchaser, if an entity, has its principal place of business or, if an individual, maintains his/her residence, as set forth immediately below such Purchaser’s name on Schedule II hereto.

ARTICLE V.

COVENANTS

5.1. Affirmative Covenants. Until payment in full of the Debentures, the Company will:

a. Financial Statements. Furnish to each Purchaser (i) as soon as available, but in no event more than 55 days following the end of each fiscal quarter, copies of its consolidated quarterly balance sheets, income statements and other cash flow statements, and (ii) as soon as available, but in no event more than 120 days following the end of each fiscal year, a copy of its annual consolidated audit report and financial statements.

b. Corporate Existence. Maintain its existence in good standing and qualify and remain qualified to do business in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business is such that the failure to maintain such existence or to qualify would have a Material Adverse Effect.

c. Maintenance of Records. Maintain complete and accurate books and records in which complete and correct entries shall be made of all dealings and transactions in its respective business and activities.

d. Further Assurances. Do all acts and things as may be required by law or as, in the reasonable judgment of the Purchasers, may be necessary or advisable to carry out the intent and purpose of this Agreement.

5.2. Negative Covenants. Until payment in full of the Debentures, the Company will not, without the consent of Holders holding at least two-thirds of the then outstanding principal amount of Debentures:

a. Indebtedness. Issue any convertible indebtedness which is subordinated to the Senior Indebtedness and senior in right of payment to the Debentures.

b. Charter Amendments. Amend, restate, supplement or otherwise modify any of the provisions of its Certificate of Incorporation or bylaws in any way that could reasonably be expected to have a Material Adverse Effect on the Debentures or the Common Stock of the Company.

c. Dividends. In any one fiscal year declare or make payment of any cash dividends on the Common Stock of the Company which in the aggregate constitutes in excess of fifty percent (50%) of the Company’s net income for the previous year as computed in accordance with GAAP, consistently applied.

d. Sale of Assets. Sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions. For purposes of this section, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the assets of one or more subsidiaries of the Company, which assets, if held by the Company instead of such subsidiaries, would constitute all or substantially all of the assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the assets of the Company.

5.3. Registration Statement Filing.

a. As promptly as reasonably practicable following the Closing, the Company shall file with the Commission a registration statement (the “Registration Statement”) on any appropriate form under the Securities Act with respect to the offering and sale or other disposition of the shares of Company’s common stock underlying the Debentures (the “Shares”). The Company agrees to use all reasonable efforts to cause the Registration Statement to become effective as soon as reasonably practicable following its filing. Each Purchaser agrees to cooperate with and provide assistance to the Company in connection with the registration and sale of the Shares.

b. The Company agrees that it will: (i) prepare and file with the Commission, any amendments or supplements to the Registration Statement or prospectus which is a part thereof which may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the offer of the Shares covered by the Registration Statement for a period of the earlier of two (2) years from the effective date of the Registration Statement and the date when all Shares covered by the Registration Statement have been sold or otherwise disposed; (ii) prepare and promptly file with the Commission and promptly notify each Purchaser of the filing of such amendment or supplement to the Registration Statement or prospectus as may be necessary to correct any statement therein or omission therefrom if at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act, any event with respect to the Company shall have occurred as a result of which any prospectus would include an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading; (iii) in case any of the Purchasers are required to deliver a prospectus, prepare promptly such amendment or amendments to the Registration Statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act; (iv) advise each Purchaser promptly after the Company shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of the

Registration Statement or amendment thereto or of the initiation or threatening of any proceedings for that purpose, and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; (v) use its reasonable efforts to qualify the Shares for sale under the securities or “blue sky” laws of such states within the United States as each Purchaser may reasonably designate; and (vi) furnish to each Purchaser, as soon as available, copies of the Registration Statement and each preliminary and final prospectus, or supplement or amendment required to be prepared with respect thereto, all in such quantities as they may from time to time reasonably request.

c. The Company shall pay all expenses incurred by it incident to the registration of the Shares under this Section 5.3 including, without limitation, all registration and filing fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, premiums and other costs of policies of insurance purchased by the Company at its option against liabilities arising out of the public offering of such Shares. With respect to sales of Shares, each Purchaser shall pay all underwriting discounts and commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professional relating to the distribution of the Shares, the fees and disbursements of counsel retained by each Purchaser and transfer taxes, if any.

d. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Purchaser, its officers, directors and employees and each person who controls each Purchaser (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in the Registration Statement or prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by any of the Purchasers expressly for use therein. Promptly after receipt by each Purchaser under this Section 5.3(d) of notice of the commencement of any action (including any governmental action), each Purchaser will, if a claim in respect thereof is to be made against the Company under this Section 5.3(d), notify the Company in writing of the commencement thereof and the Company shall have the right to participate in, and, to the extent the Company so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that each Purchaser shall have the right to retain its own counsel, with the fees and expenses to be paid by the Company, if representation of such Purchaser by the counsel retained by the Company would be inappropriate due to actual or potential differing interests between such Purchaser and any other party represented by such counsel in such proceeding. The failure to notify the Company within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve the Company of any liability to such Purchaser under this Section 5.3(d) but the omission so to notify the Company will not relieve it of any liability that it may have to such Purchaser otherwise than under this Section 5.3(d).

ARTICLE VI.

EVENTS OF DEFAULT

6.1. Events of Default. Each of the following events shall be an “Event of Default” for purposes of this Agreement:

a. The Company fails to pay any principal of any Debenture when due and payable, or fails to pay any installment of interest upon any Debenture when due and payable, and such default continues for ten days following receipt by the Company of written notice thereof; or

b. Default occurs in the due observance or performance of any term, covenant or agreement contained in this Agreement or any other Transaction Document, and such default continues unremedied for a period of 30 days following receipt by the Company of written notice thereof; or

c. An involuntary case or other proceeding is commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any applicable Debtor Relief Law now or hereafter in effect or seeking the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of it or any substantial part of its Property, and such involuntary case or other proceeding remains undismissed and unstayed, or an order or decree approving or ordering any of the foregoing is entered and continues unstayed and in effect, in any such event, for a period of 60 days; or

d. The Company commences a voluntary case or proceeding under any applicable Debtor Relief Law or any other case or proceeding to be adjudicated a bankrupt or insolvent, or consents to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against any of them, or any of them files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or consents to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any substantial part of its Property, or any of them makes an assignment for the benefit of creditors, or admits in writing the inability to pay its debts generally as they become due, or the Company takes corporate action in furtherance of any such action; or

6.2. Remedies. If any Event of Default specified in Section 6.1 shall have occurred and be continuing, Holders holding at least a majority of the principal amount of Debentures then outstanding may by written notice to the Company declare all Debentures to be forthwith due and payable, whereupon all such Debentures shall, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Company, become immediately due and payable.

ARTICLE VII.

SUBORDINATION

7.1. Debentures to be Subordinated to Senior Indebtedness. Each Purchaser and other holder of the Debentures (such Purchasers and such holders being hereinafter referred to collectively as “Holder”) by its acceptance thereof covenants and agrees to negotiate in good faith and execute and deliver such further agreements as may be reasonably required to subordinate all payments of principal of, and interest on, the Debentures and all other obligations of the Company pursuant to this Agreement to the prior payment in full of all Senior Indebtedness of the Company.

ARTICLE VIII.

INDEMNIFICATION

8.1. Indemnification by the Company. The Company shall defend, protect, indemnify and hold harmless each Purchaser, and their successors and assigns, each other permitted transferee of the Debentures and all of their officers, directors, and employees (collectively, the “Indemnitees”) from and against any and all Actions and Damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the Action for which indemnification hereunder is sought), and including interest, penalties and reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any material breach of any representation or warranty made by the Company in this Agreement or in the other Transaction Documents, (b) any material breach of any covenant, agreement or obligation of the Company contained in this Agreement or the other Transaction Documents, or (c) any Action brought or made or Threatened, other than by the Company, against such Indemnitee and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement or the other Transaction Documents, or (ii) solely the status of such Purchasers as holder of the Debentures or as an investor in the Company.

8.2. Expenses. All fees and expenses (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 8.2) of the Indemnitees shall be paid to the Indemnitees as incurred, within ten (10) Business Days of written notice thereof to the Company, which notice shall be delivered no more frequently than on a monthly basis (regardless of whether it is ultimately determined that an Indemnitee is not entitled to indemnification hereunder; provided, that the Company may require such Indemnitee to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnitee is not entitled to indemnification hereunder).

ARTICLE IX.

MISCELLANEOUS

9.1. Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE

WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

9.2. RESERVED.

9.3. Costs and Expenses. The Company shall pay within five (5) Business Days of demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Purchasers in connection with the negotiation, preparation, execution and delivery of the Transaction Documents. Notwithstanding the foregoing, the fees payable by the Company under this Section 9.3 (i) shall not exceed $2,500 in the aggregate, (ii) except as provided in the immediately following subsection, will be payable whether or not the Closing occurs, and (iii) will not be owing or payable in the event any Purchaser fails to purchase the aggregate principal amount of Debentures set forth opposite such Purchaser’s name on Schedule I.

9.4. Amendments; Consents. No amendment or waiver of any provision of this Agreement or any other Transaction Document, shall be effective unless the same shall be in writing and signed by Holders holding at least fifty-one percent (51%) of the principal amount of Debentures then outstanding.

9.5. Survival of Representations and Warranties. All representations and warranties contained herein or in any other Transaction Document will survive the execution and delivery of the Debentures for a period of two years.

9.6. Legends. Each certificate or instrument representing the Debentures and any shares of Common Stock issued upon conversion thereof shall be stamped or otherwise imprinted with a legend in substantially the following form(s) (in addition to any legend required or advisable under applicable state securities laws):

[THIS NOTE/THESE SHARES] HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR A VALID EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

9.7. Notices. All notices, demands and other communications provided for or permitted hereunder or under any other Transaction Document shall be made in writing and shall be by facsimile, commercial overnight courier service or personal delivery to the following addresses, or to such other addresses as shall be designated from time to time by a party in accordance with this Section 9.7:

if to the Company:

26081 Avenue Hall

Valencia, California 91355

Attention: General Counsel

Facsimile: (661) 294-7924

With a copy which shall not constitute notice to:

Julie Kaufer, Esq.

Akin, Gump, Strauss, Hauer & Feld, L.L.P.

2029 Century Park East

Los Angeles, California 90067

if to a Purchaser at such Purchaser’s address on Schedule II hereto:

Except as otherwise expressly provided in any Transaction Document, if any notice, request, demand, direction or other communication required or permitted by any Transaction Document is given by mail it will be effective on the earlier of receipt or the third calendar day after deposit in the United States mail with first class or airmail postage prepaid; if given by facsimile during regular business hours of the recipient, when sent; if given by facsimile outside regular business hours of the recipient, at the opening of business on the next business day; if dispatched by commercial courier, on the scheduled delivery date; or if given by personal delivery, when delivered.

9.8. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect, and of the remaining provisions hereof, shall not be in any way impaired, and the provisions held invalid, illegal, or unenforceable shall be so construed as to make them (and the remaining provisions hereof) enforceable to the maximum extent allowable by law.

9.9. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, and on all successors and permitted assigns of the Company, and on each Purchaser, and on all successors, permitted assigns and permitted transferees of each Purchaser.

9.10. Waiver of Jury Trial. EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT AND EACH OTHER TRANSACTION DOCUMENT TO WHICH IT IS A PARTY, AND UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT, OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

9.11. Assignments.

a. Assignment by the Company. The Company may not assign any of its individual rights or obligations under this Agreement, the Debentures or any other Transaction Document without the prior written consent of each Purchaser, and any such purported assignment shall be void and of no effect.

b. Assignments by Purchasers. Each Purchaser and any transferee of a Purchaser may, at any time, or from time to time, sell, agree to sell or assign or transfer to one or more Persons all or any portion of any Debenture, this Agreement and the other Transaction Documents and any and all of the Purchaser’s rights and remedies under this Agreement, any Debenture, and any other Transaction Document; provided, however, that (i) the Purchaser shall provide written notice to the Company and each other Purchaser of its desire to make such sale, assignment or transfer and (ii) if, within thirty (30) days of receipt of such notice, the Company or any such Purchaser makes a written offer to purchase all or a portion of any Debenture, specifying payment terms, purchase date and price, and the purchase price is within 95% of the purchase price of a bona fide written offer obtained from any third party within one hundred fifty (150) days after the expiration of the thirty-day period for offers from the Company and other Purchasers and the other terms of the offer of the Company or such other Purchaser are substantially as favorable as are offered by any such third party, then the Company or such other Purchaser shall have the right, exercisable within thirty (30) days of the expiration of the one hundred-fifty-day period for offers from third parties to purchase all or such portion of the Debenture from the Purchaser on the terms specified in its offer, and the Purchaser shall be obligated to sell all or such portion of the Debenture to the Company or such other Purchaser.

9.12. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.13. Entire Agreement. This Agreement, together with the other Transaction Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the other Transaction Documents, supersedes all prior agreements and understandings among the parties with respect to such subject matter.

9.14. Interpretation. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

9.15. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Agreement may also be executed by any party hereto by facsimile signature, which shall be deemed to be an original signature of such party hereon.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Debenture Purchase Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

3D SYSTEMS CORPORATION

By:
Name:
Title:

PURCHASER

By:
Name:
Title:

SCHEDULE I

[NAME OF PURCHASER]	COMMITMENT
$

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SCHEDULE II

Name of Purchaser	Address

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EXHIBIT A

DEFINITIONS

“Action” means any action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, arbitration, mediation, hearing, inquiry, investigation or similar event, occurrence, or proceeding.

“Agreement” means this Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof from time to time.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the City of New York.

“Change of Control” means a Person or “group,” as such term is defined in Rule 13(d)(5) of the Exchange Act, who or which on the Closing Date is the beneficial owner of less than 5% of the outstanding shares of common stock of the Company, becoming the beneficial owner of in excess of 50% of the shares of common stock outstanding on the date of determination of a Change of Control. For purposes of this definition, “beneficial owner” shall have the meaning set forth in Rule 13(d)(3) of the Exchange Act of 1934, as amended.

“Closing” shall have the meaning given such term in Section 1.2.

“Closing Date” shall have the meaning given such term in Section 1.2.

“Common Stock” means the common stock, par value $.0.001 per share, of the Company.

“Company” shall have the meaning given such term in the preamble hereto.

“Current Market Price” means the lesser of (i) the most recent closing sale price of a share of Common Stock prior to the announcement of the issuance or sale or the applicable record date of right, option, warrant or distribution or (ii) the average closing sale price of a share of Common Stock over the previous 20 consecutive Trading Days prior to the sale, issuance or distribution date.

“Damages” means all damages (including incidental and consequential damages), losses (including any diminution in value), Liabilities, payments, amounts paid in settlement, obligations, fines, penalties, costs of burdens associated with performing injunctive relief, and other costs (including reasonable fees and expenses of outside attorneys, accountants and other professional advisors, and of expert witnesses and other costs (including the allocable portion of the relevant Person’s internal costs) of investigation, preparation and litigation in connection with any Action or Threatened Action) of any kind or nature whatsoever, whether known or unknown, contingent or vested, or matured or unmatured.

“Debentures” shall have the meaning given such term in the first recital hereto.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium,

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rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Default” shall mean (i) any Event of Default or (ii) any event or condition which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Event of Default” shall have the meaning given such term in Section 6.1.

“Excluded Securities” means (a) options, warrants or other awards granted to employees, consultants or directors or the Company pursuant to a written stock option agreement of the Company and (b) any securities issued or sold by the Company for consideration other than cash.

“Existing Bank Debt” means the Company’s financing arrangement with U.S. Bank consisting of that certain $26.5 million three-year revolving credit facility and $15 million 66-month commercial term loan.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entities as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“Governmental Entity” means any legislature, agency, bureau, branch, department, division, commission, court, tribunal, magistrate, justice, multi-national organization, quasi-governmental body, or other similar recognized organization or body of any federal, state, county, municipal, local, or foreign government or other similar recognized organization or body exercising similar powers or authority.

“Holder” shall have the meaning given such term in Section 7.1.

“Holder Redemption Date” means a date not less than 30 nor more than 60 calendar days after a Change of Control Notice Date.

“Indemnified Liabilities” shall have the meaning given such term in Section 8.1.

“Indemnitees” shall have the meaning given such term in Section 8.1.

“Law” means any law (statutory, common, or otherwise), constitution, treaty, convention, ordinance, equitable principle, code, rule, regulation, executive order, or other similar authority enacted, adopted, promulgated, or applied by any Governmental Entity, each as amended and now and hereinafter in effect.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or otherwise, including, without limitation, any lien for taxes), security interest, preference, participation interest, priority, or security agreement, or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of

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the foregoing and the filing of any document under the law of any applicable jurisdiction to evidence any of the foregoing.

“Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), operations, prospects, Property or business of the Company or any subsidiary, taken as a whole.

“Maturity Date” shall mean December 31, 2006.

“Per Share Market Price” means on any particular date the closing bid price per share of the Common Stock on such date (as reported by Bloomberg Information Services, Inc., or any successor reporting service) on Nasdaq.

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, trust, unincorporated association, joint venture, joint-stock company, Governmental Entity, or any other entity.

“Property” means any ownership interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Purchase” shall have the meaning given such term in Section 1.2.

“Purchasers” shall have the meaning given such term in the preamble hereto.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Senior Indebtedness” means the principal of (and premium, if any) and interest on (a) all indebtedness of the Company (including indebtedness of others guaranteed by the Company) other than the Debentures, whether outstanding on the date of this Agreement or thereafter created, incurred or assumed, including without limitation, the Existing Bank Debt, which is (i) for money borrowed or (ii) evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets of any kind, (b) obligations of the Company, whether outstanding on the date of this Agreement or thereafter created, incurred or assumed, as lessee under leases required to be capitalized on the balance sheet of the lessee under GAAP and leases of property or assets made as part of any sale and lease-back transaction to which the Company is a party and (c) amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, unless in any case in the instrument creating or evidencing any such indebtedness or obligation or pursuant to which the same is outstanding it is provided that such indebtedness or obligations is not superior in right of payment to the Debentures.

“Threatened” means a demand or statement has been made and received (orally or in writing) or a notice has been given and received (orally or in writing) by a Person or an officer or agent of a Person if not a natural person, or any other event has occurred or any other circumstances exist that would lead a prudent Person to conclude that a cause of Action or other matter is likely to be asserted, commenced, taken, or otherwise initiated.

“Trading Day” means a day on which the Common Stock is traded on Nasdaq.

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“Transaction Documents” shall mean this Agreement, the Debentures and the other documents, instruments and agreements contemplated to be delivered thereby.

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EXHIBIT B

[FORM OF DEBENTURE]

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EXHIBIT C

3D SYSTEMS CORPORATION

CONVERSION NOTICE

Reference is made to the Debenture issued by 3D Systems Corporation (the “Debenture”). In accordance with and pursuant to the Debenture, the undersigned hereby irrevocably elects to convert the principal amount of the Debenture, indicated below into shares of Common Stock, par value $.0002 per share (the “Common Stock”), of the Company, by tendering the Debenture specified below as of the date specified below.

Date of Conversion:

Aggregate Principal Amount to be converted:

Debenture no(s). of Debenture to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Debenture is being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization: By:

Title:

Dated:

Account Number (if electronic book entry transfer):

Transaction Code Number (if electronic book entry transfer):

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